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                                                                    EXHIBIT 10.1

                       FORM OF INDEMNIFICATION AGREEMENT
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This Indemnification Agreement is dated [  ] between:

     Chicago Bridge & Iron Company N.V., a public company with limited liability, with its statutory seat and offices at Koningslaan 34, 1075 AD, Amsterdam, registered with the Trade Register in Amsterdam under number:
     [        ] (the "Company"); and

     [                   ] (the "Indemnitee").

WHEREAS:

A. It is essential to the Company to retain and attract as [supervisory directors / members of the management board / officers / employees] the most capable persons available;

B. Indemnitee is a [supervisory director / member of the management board / officer / employee] of the Company;

C. Article 25 of the Articles of Association of the Company provides for an indemnification of, among others, supervisory board directors and members of the management board of the Company;

D. The Company and the Indemnitee wish to confirm and supplement the indemnification referred to above in C. as follows;

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1. The Company shall indemnify Indemnitee if he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (together: "Proceedings")( (other than an action by or in the right of the Company) by reason of the fact that he is or was a [supervisory director / member of the management board / officer / employee] of the Company, or is or was serving at the request of the Company as a supervisory di-
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rector, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement (together: "Expenses") actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any Proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Company shall indemnify the Indemnitee if he was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgement in its favour, by reason of the fact that he is or was a [supervisory director / member of the management board / officer/ employee] of the Company, or is or was serving at the request of the Company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, against all Expenses actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such Expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.
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3.   To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, referred to in Articles 1. and 2., or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

4. Any indemnification by the Company referred to in Articles 1. and 2. shall (unless ordered by a court) only be made upon a determination that indemnification of the Indemnitee is proper under the circumstances because he had met the applicable standard of conduct set forth in Articles 1. and 2. of this Agreement. Such determination shall be made:

a. by a majority of supervisory directors who are not parties to such action, suit or proceeding, even though less than a quorum, or;

b. if there are no supervisory directors who are not named as parties to such action, suit or proceeding or if the supervisory directors who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

c.   by the general meeting of shareholders of the Company .

5. The indemnification provided for by this Agreement shall not be deemed exclusive of any other right to which the Indemnitee may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting of shareholders of the Company or of the disinterested members of the supervisory board of the Company or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue after the Indemnitee has ceased to be a [supervisory director / member of the management board / officer / employee] and shall also inure to the benefit of the heirs, executors and administrators of the Indemnitee.

6. Expenses incurred by the Indemnitee pursuant to Articles 1. and 2. in any Proceeding shall be paid by the Company in advance as soon as practicable but not later than three business days after receipt of the written request of the Indemnitee provided that Indemnitee shall
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(i) affirm in such written request that he acted in good faith and in a manner which he reasonably believed to be (in the case of conduct in his official capacity) in the best interests of the Company or (in all other cases) not opposed to the best interests of the Company and (ii) undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification, and further provided that a determination has been made that the facts then known would not preclude indemnification pursuant to the terms of this Agreement.

7. (a) The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors with coverage for losses from wrongful acts, or to insure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance against the protection afforded by such coverage.

     (b) Indemnitee hereby releases the Company and its respective authorized representatives from any claims for indemnification hereunder if and to the extent that Indemnitee receives proceeds from any liability insurance policy or other third-party source in payment or reimbursement for such claims. Indemnitee hereby agrees to assign to the Company all proceeds Indemnitee receives under any such insurance policy or third-party agreement to the extent of the amount of indemnification made to Indemnitee under the terms of this Agreement. Finally, Indemnitee shall cause each insurance policy or other third-party agreement by which the Indemnitee may be entitled to payment or reimbursement to provide that the insurance company or the third-party agreement by which the Indemnitee may be entitled to payment or reimbursement to provide that the insurance company or the third party waives all right of recovery by way of subrogation against the Company in connection with any claim for indemnification under this Agreement. If such waiver of subrogation cannot be obtained except with the payment of additional sums in premiums or otherwise, the Indemnitee shall notify the Company of this fact. The Company shall then have ten (10) days after re-
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ceiving such notice to agree to pay such additional sums. If a waiver of subrogation rights is not obtainable at any price or if the Company shall fail to agree to pay such additional sums, Indemnitee shall be relieved of the obligation to obtain the waiver of subrogation rights with respect to any particular insurance policy or third-party agreement.

8. Whenever in this Agreement reference is made to the Company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify Indemnitee, so that Indemnitee shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

9. Indemnitee shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a [supervisory director / member of the management board]; provided, however, that the foregoing shall not eliminate or limit his liability (1) for any breach of Indemnitee's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended.

10. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be severable in accordance with this
Article 11. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any Expenses with respect to any Proceedings to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law, and this Agreement shall remain enforceable to the fullest extent permitted by law.
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11.  This Agreement is supplemental to and does not in any respect replace or alter the provisions of Article 25 of the Company's Articles of Association.

12. This Agreement shall be governed by and construed in accordance with the laws of The Netherlands. In relation to any legal action or proceedings arising out of or in connection with this Agreement, the parties to this Agreement irrevocably submit to the jurisdiction of the competent court in Amsterdam, The Netherlands, and its appellate courts.

Signed in [            ] on [         ] 1997.

_______________________
Chicago Bridge & Iron Company N.V.
By:
Its:


_______________________
[Indemnitee]